Exhibit 99

                     FOR IMMEDIATE RELEASE

DOBSON COMMUNICATIONS ANNOUNCES COMPLETION OF SENIOR NOTES OFFERING

OKLAHOMA CITY, June 22, 2000 (PRIMEZONE) -- Dobson
Communications Corporation (Nasdaq:DCEL) announced today that it has completed a private placement of $300 million principal amount of 10-7/8% Senior Notes due 2010. The
Senior Notes were issued at a price of $992.45 per Senior Note.

The transaction resulted in net proceeds to the Company of approximately $290.3 million, which the Company intends to use to pay down bank debt and for working capital and other general corporate purposes.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the amount and use of proceeds. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.
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CONTACT:       J. Warren Henry
               Vice President, Investor Relations
               (405) 529-8820